Press Release                                                       Exhibit 99.2

For further information, please contact:
Melissa Matson                                 Amy Garay
Manager, Corporate Communications              Noonan Russo Presence Euro RSCG
Paradigm Genetics, Inc.                        212-845-4200
919-425-3000

            PARADIGM GENETICS ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

RESEARCH TRIANGLE PARK, NC, August 12, 2002 -- Paradigm Genetics, Inc. (Nasdaq:
PDGM), a life sciences company, today announced the appointment of Thomas Colatsky, Ph.D., to the position of Vice President, Healthcare Research.

Colatsky brings more than 20 years experience of pharmaceutical industry experience to Paradigm. Most recently, he was President and Chief Executive Officer of Argolyn Bioscience, a company focused on enabling the design and development of novel peptide drugs and diagnostics. Prior to that, Colatsky was Executive Vice President and Chief Scientific Officer at Physiome Sciences. He spent 17 years at Wyeth-Ayerst in various research roles including Vice President, Cardiovascular and Metabolic Disorders, Discovery Research. Colatsky received his Ph.D. in physiology from the State University of New York at Buffalo. He fills the position formerly held by Craig Liddell, who resigned August 7th as Vice President, Healthcare Technologies.

"We are delighted to have Dr. Colatsky join our team," said Heinrich Gugger, Ph. D., Paradigm's president and CEO. "He brings extensive knowledge of the pharmaceutical and biotechnology industries, and I will look to him to provide the research guidance to penetrate those markets."

Separately, Paradigm announced that Ian A.W. Howes resigned as the company's Chief Financial Officer. An executive search is underway to identify his replacement. The company expects the search to be completed by the end of November.

"I would like to express my sincere thanks to Ian for his excellent contribution to Paradigm, and I wish him the best," said Gugger.

About Paradigm Genetics
Paradigm Genetics, Inc., headquartered in Research Triangle Park, NC, is a life sciences company using genomics and metabolomics-based technologies to speed the discovery of products for agriculture and human health. In agriculture, Paradigm has unlocked the potential of functional genomics through its GeneFunction Factory(TM) industrialized technology platform, which links gene expression profiling, biochemical profiling, and phenotypic profiling to create industry-leading genomic knowledge and intellectual property advantages. Also, Paradigm offers plant breeders genotyping, molecular breeding and genomic services to accelerate product development through its business unit ParaGen. In human health, Paradigm partners with pharmaceutical and other biotechnology companies to transform drug discovery and development by significantly enhancing the study of drug targets, lead compounds, and predictive medicine. The company's proprietary MetaVantageTM metabolomics platform elucidates the metabolic profile of a cell, tissue, or fluid, and integrates this information with data from other genomics analyses using its proprietary comprehensive informatics system. For more information, visit www.paradigmgenetics.com.

This press release contains forward-looking statements, including statements regarding Paradigm's ability to develop novel technologies to speed the discovery of products for agriculture and human health; the prospects of Paradigm and its partners to market their technologies and develop products; Paradigm's ability to meet or exceed the expectations of its partners and customers; as well as Paradigm's prospects for growth and innovation. Such forward-looking statements are based on management's current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks, factors and uncertainties include, but are not limited to, Paradigm's early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. Certain of these and other risks are identified in Paradigm's annual report on Form 10-K for the year ended December 31, 2001 and in its quarterly report on Form 10-Q for the quarter ended March 31, 2002, each filed with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

                 GeneFunction Factory(TM)and MetaVantage(TM)are
                   U.S. trademarks of Paradigm Genetics, Inc.

                                    -- end --

                                       10